Exhibit 23.1
CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
FOR
LEAF EQUIPMENT FINANCE FUND 4, L.P.

Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 21, 2008, accompanying the balance sheet of LEAF Equipment Finance Fund 4, L.P. as contained in this Registration Statement and Prospectus on Form S-1. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption “Experts.”
/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
March 21, 2008